Exhibit 10.2

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

Dated as of March 24, 2010

among

Prestige Brands, Inc.
as a Grantor

and

Each Other Grantor
From Time to Time Party Hereto

and

Bank of America, N.A.,
as Administrative Agent

TABLE OF CONTENTS

Page

ARTICLE I

DEFINED TERMS

Section 1.1	Definitions	1
Section 1.2	Certain Other Terms	5

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.1	Collateral	6
Section 2.2	Grant of Security Interest in Collateral	7
Section 2.3	Cash Collateral Accounts	7

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1	Title; No Other Liens	7
Section 3.2	Perfection and Priority	8
Section 3.3	Jurisdiction of Organization; Chief Executive Office	8
Section 3.4	Inventory and Equipment	8
Section 3.5	Pledged Collateral	9
Section 3.6	Instruments and Chattel Paper	9
Section 3.7	Intellectual Property	9
Section 3.8	Deposit Accounts; Securities Accounts	10
Section 3.9	Commercial Tort Claims	10

ARTICLE IV

COVENANTS

Section 4.1	Generally	10
Section 4.2	Maintenance of Perfected Security Interest; Further Documentation	11
Section 4.3	Changes in Locations, Name, Etc.	11
Section 4.4	Pledged Collateral	12
Section 4.5	Accounts	13
Section 4.6	Delivery of Instruments and Chattel Paper	14
Section 4.7	Intellectual Property	14
Section 4.8	Vehicles	16
Section 4.9	Payment of Obligations	16
Section 4.10	Insurance	16
Section 4.11	Notice of Commercial Tort Claims	16

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Page
ARTICLE V

REMEDIAL PROVISIONS

Section 5.1	Code and Other Remedies	17
Section 5.2	Accounts and Payments in Respect of General Intangibles	17
Section 5.3	Pledged Collateral	19
Section 5.4	[Reserved.]	19
Section 5.5	Registration Rights	19
Section 5.6	Deficiency	20

ARTICLE VI

THE ADMINISTRATIVE AGENT

Section 6.1	Administrative Agent’s Appointment as Attorney-in-Fact	21
Section 6.2	Duty of Administrative Agent	22
Section 6.3	Authorization of Financing Statements	23
Section 6.4	Authority of Administrative Agent	23

ARTICLE VII

MISCELLANEOUS

Section 7.1	Amendments in Writing	23
Section 7.2	Notices	23
Section 7.3	No Waiver by Course of Conduct; Cumulative Remedies	24
Section 7.4	Successors and Assigns	24
Section 7.5	Counterparts	24
Section 7.6	Severability	24
Section 7.7	Section Headings	24
Section 7.8	Entire Agreement	24
Section 7.9	Governing Law	25
Section 7.10	Additional Grantors	25
Section 7.11	Release of Collateral	25
Section 7.12	Reinstatement	25
Section 7.13	Termination	26

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Annexes and Schedules

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Short Form Intellectual Property Security Agreement

Schedule 1	Parent and Subsidiary Information
Schedule 2	Pledged Collateral, Instruments and Chattel Paper
Schedule 3	Filings
Schedule 4	Location of Inventory and Equipment
Schedule 5(a)	Intellectual Property
Schedule 5(b)	Intellectual Property Adjudged Invalid, Abandoned, etc.
Schedule 5(c)	Intellectual Property Subject to Licensing or Franchise Agreements
Schedule 5(d)	Intellectual Property Actions or Proceedings
Schedule 6	Bank Accounts; Control Accounts
Schedule 7	Commercial Tort Claims

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Pledge and Security Agreement, dated as of March 24, 2010, by Prestige Brands, Inc., a Delaware corporation (the “Borrower”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) (each, a “Grantor” and, collectively, the “Grantors”), in favor of Bank of America, N.A. (“Bank of America”), as administrative agent for the Lenders and the Issuers and collateral agent for the Secured Parties (in such capacity, the “Administrative Agent”).

W i t n e s s e t h:

Whereas, pursuant to the Credit Agreement, of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Prestige Brands Holdings, Inc., a Delaware corporation (the “Parent”), the Lenders and Issuers party thereto, the Administrative Agent and the other parties listed therein, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

Whereas, the Grantors other than the Borrower are party to the Guaranty pursuant to which they have guaranteed the Obligations (as defined in the Credit Agreement); and

Whereas, it is a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent.

Now, therefore, in consideration of the premises and to induce the Lenders, the Issuers, the Administrative Agent, and the Syndication Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

ARTICLE I

Defined Terms

Section 1.1 Definitions

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

(b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):

“Account Debtor”
“Account”
“Certificated Security”
“Chattel Paper”
“Commercial Tort Claim”
“Control Account”
“Deposit Account”
“Documents”
“Entitlement Holder”
“Entitlement Order”
“Equipment”

“Financial Asset”
“General Intangible”
“Goods”
“Instruments”
“Inventory”
“Investment Property”
“Letter-of-Credit Right”
“Proceeds”
“Securities Account”
“Securities Intermediary”
“Security”
“Security Entitlement”
“Supporting Obligations”
“Tangible Chattel Paper”

(c) The following terms shall have the following meanings:

“Additional Pledged Collateral” means any Pledged Collateral acquired by any Grantor after the date hereof and in which a security interest is granted pursuant to Section 2.2 (Grant of Security Interest in Collateral), including, to the extent a security interest is granted therein pursuant to Section 2.2 (Grant of Security Interest in Collateral), (i) all Stock and Stock Equivalents of any Person that are acquired by any Grantor after the date hereof, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing, (ii) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (iii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.  “Additional Pledged Collateral” may be General Intangibles, Instruments or Investment Property.

“Agreement” means this Pledge and Security Agreement.

“Collateral” has the meaning specified in Section 2.1 (Collateral).

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.

“Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof (or any treaty or international organization or body or political subdivision thereof), whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably acceptable to the Administrative Agent, executed by the relevant Grantor, the Administrative Agent and the relevant financial institution and granting “control” (within the meaning of the UCC) over the Deposit Account, subject to such agreement, to the Administrative Agent.

“Excluded Equity” means any Voting Stock in excess of 65% of the total outstanding Voting Stock of any Excluded Foreign Subsidiary.  For the purposes of this definition, “Voting Stock”

means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit, lease, license, contract, instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation by such Grantor of a Lien thereon, or any permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) Equipment owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted by the Credit Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such Equipment, (iv) each U.S. application to register any Trademark prior to the filing under applicable law of a verified statement of use (or equivalent) for such Trademark, (v) any assets subject to the Lien permitted by Section 8.2(g) of the Credit Agreement if the contract or other agreement in which such Lien is granted prohibits another Lien on such assets and (vi) cash held in a Deposit Account to the extent they are excluded from being maintained in an Approved Deposit Account pursuant to clause (x) of the proviso to Section 7.12(a) of the Credit Agreement; provided, however, that “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

“Intellectual Property” means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Joinder Agreement” means the joinder agreement, in substantially the form of Annex 2 (Form of Joinder Agreement), executed by a Grantor.

“LLC” means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral, Instruments and Chattel Paper).

“LLC Agreement” means each operating agreement with respect to a LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

“Material Intellectual Property” means Intellectual Property owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“paid in full” and “payment in full” means, with respect to any Secured Obligation, the occurrence of all of the foregoing, (a) with respect to such Secured Obligations other than (i) contingent indemnification obligations, Secured Hedging Contract Obligations and Secured Cash Management Obligations not then due and payable and (ii) to the extent covered by clause (b) below, obligations with respect to undrawn Letters of Credit, payment in full thereof in cash (or otherwise to the written satisfaction of the Secured Parties owed such Secured Obligations), (b) with respect to any undrawn Letter of Credit, the obligations under which are included in such Secured Obligations, (i) the cancellation thereof and payment in full of all resulting Secured Obligations pursuant to clause (a) above or (ii) the receipt of cash collateral (or a backstop letter of credit in respect thereof on terms acceptable to the applicable Issuer of the Letters of Credit and the Administrative Agent) in an amount at least equal to 102% of the Letter of Credit Obligations for such Letter of Credit and (c) if such Secured Obligations consist of all the Secured Obligations in one or more Facilities, termination of all Commitments and all other obligations of the Secured Parties in respect of such Facilities under the Loan Documents.

“Partnership” means each partnership in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral, Instruments and Chattel Paper).

“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof (or any treaty or international organization or body or political subdivision thereof) and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country or any political subdivision thereof (or any treaty or international organization or body or political subdivision thereof) and all divisionals, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues or extensions of any of the foregoing.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

“Pledge Amendment” means the pledge amendment, in substantially the form of Annex 1 (Form of Pledge Amendment), executed by a Grantor.

“Pledged Certificated Stock” means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by any Grantor, including all Stock listed on Schedule 2 (Pledged Collateral, Instruments and Chattel Paper).

“Pledged Collateral” means, collectively, the Pledged Stock, Pledged Debt Instruments, any other Investment Property of any Grantor, all chattel paper, certificates or other Instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing.  Pledged Collateral may, without limitation, be General Intangibles, Instruments or Investment Property.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 2 (Pledged Collateral, Instruments and Chattel Paper), issued by the obligors named therein.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.  For purposes of this Agreement, the term “Pledged Stock” shall not include any Excluded Equity.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of any Grantor in, to and under any Partnership Agreement or LLC Agreement to which it is a party.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably acceptable to the Administrative Agent, executed by the relevant Grantor, the Administrative Agent and the relevant Securities Intermediary and granting “control” (within the meaning of the UCC) over the Securities Account, subject to such agreement, to the Administrative Agent.

“Securities Act” means the Securities Act of 1933, as amended.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof (or any treaty or international organization or body or political subdivision thereof), and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and any Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2 Certain Other Terms

(a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(b) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

(c) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.

(f) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restate-

ments, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.

(g) The term “including” means “including without limitation” except when used in the computation of time periods.

(h) The terms “Lender,” “Issuer,” “Administrative Agent” and “Secured Party” include their respective successors.

(i) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

ARTICLE II

Grant of Security Interest

Section 2.1 Collateral

For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Documents;

(e) all Equipment;

(f) all General Intangibles;

(g) all Instruments;

(h) all Inventory;

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Vehicles;

(l) the Commercial Tort Claims described on Schedule 7 (Commercial Tort Claims) and on any supplement thereto received by the Administrative Agent pursuant to Section 4.11 (Notice of Commercial Tort Claims);

(m) all books and records pertaining to the other property described in this Section 2.1;

(n) all property of any Grantor held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power;

(o) all other Goods and personal property of such Grantor, whether tangible or intangible and wherever located; and

(p) to the extent not otherwise included, all Proceeds and Supporting Obligations;

provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

Section 2.2 Grant of Security Interest in Collateral

Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties, a lien on and security interest in, all of its right, title and interest in, to and under the Collateral; provided, however, that, if and when any property that at any time constituted Excluded Property becomes Collateral, the Administrative Agent shall have, and at all times from and after the date hereof be deemed to have had, a lien on and security interest in such property.

Section 2.3 Cash Collateral Accounts

The Administrative Agent may establish a Deposit Account under its sole dominion and control and designate it as a Cash Collateral Account.  Such Deposit Account shall be a Cash Collateral Account.

ARTICLE III

Representations and Warranties

To induce the Lenders, the Issuers, the Administrative Agent and the Syndication Agent to enter into the Credit Agreement, each Grantor hereby represents and warrants each of the following to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties:

Section 3.1 Title; No Other Liens

Except for Liens granted to the Administrative Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities, (b) is the Entitlement Holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and (c) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 3.2 Perfection and Priority

The security interests granted pursuant to this Agreement shall constitute valid and continuing perfected security interests in favor of the Administrative Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code of any applicable jurisdiction, the timely and proper completion of the filings and other actions specified on Schedule 3 (Filings) (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Administrative Agent in completed and duly executed form), (ii) the delivery to the Administrative Agent of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Administrative Agent or in blank, (iii) the execution of Securities Account Control Agreements with respect to Investment Property not in certificated form, (iv) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts of a Grantor and (v) in the case of Collateral in which a security interest may be perfected by filing with the United States Copyright Office, filing of a short-form security agreement in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement) with the United States Copyright Office.  Security interests in collateral that is subject to foreign jurisdiction Requirements of Law may require additional actions in accordance with the Requirements of Law of such jurisdictions.  The security interest created hereunder in favor of the Administrative Agent for the benefit of the Secured Parties shall be prior to all other Liens on the Collateral except for Customary Permitted Liens having priority over the Administrative Agent’s Lien by operation of law or otherwise as permitted under the Credit Agreement.

Section 3.3 Jurisdiction of Organization; Chief Executive Office

Such Grantor’s jurisdiction of organization, legal name, organizational identification number, if any, the location of such Grantor’s chief executive office or sole place of business, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by any Loan Party, in each case as of the date hereof, is specified on Schedule 1 (Parent and Subsidiary Information) and such Schedule 1 (Parent and Subsidiary Information) also lists all legal names and any other names used on any filings with the Internal Revenue Service for the five years preceding the date hereof and all jurisdictions of incorporation for the past four months.

Schedule 1 includes information about each entity to which any Grantor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise or from which it acquired any Collateral with a value in excess of $500,000, in each case for the five years preceding the date hereof, except for: (i) any acquisitions in the ordinary course of business or consisting of goods which have been acquired by such Grantor in the ordinary course of business from a person in the business of selling goods of that kind; or (ii) any corporate restructuring involving the Subsidiaries of the Parent.

Section 3.4 Inventory and Equipment

On the date hereof, such Grantor’s Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedule 4 (Location of Inventory and Equipment) and such Schedule 4 (Location of Inventory and Equipment) also list the locations of such Inventory and Equipment for the five years preceding the date hereof.

Section 3.5 Pledged Collateral

(a) The Pledged Stock pledged hereunder by such Grantor is listed on Schedule 2 (Pledged Collateral, Instruments and Chattel Paper) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2 (Pledged Collateral, Instruments and Chattel Paper).

(b) All of the Pledged Stock (other than Pledged Stock in limited liability companies and partnerships) has been duly authorized, validly issued and is fully paid and nonassessable.

(c) Each of the Pledged Stock constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(d) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Administrative Agent in accordance with Section 4.4(a) (Pledged Collateral) hereof and Section 7.11 (Additional Collateral and Guaranties) of the Credit Agreement.

(e) All Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account.

(f) Other than Pledged Stock constituting General Intangibles, there is no Pledged Collateral other than that represented by Certificated Securities or Instruments in the possession of the Administrative Agent, or that consists of Financial Assets held in a Control Account.

(g) The Constituent Documents of any Person governing any Pledged Stock of any limited liability company, partnership or similar entity do not, upon the occurrence and during the continuance of an Event of Default, prevent the Administrative Agent from exercising all of the rights of the Grantor granting the security interest therein, or prevent a transferee or assignee of Stock of such Person from becoming a member, partner or, as the case may be, other holder of such Pledged Stock to the same extent as the Grantor in such Person entitled to participate in the management of such Person or prohibit that upon the transfer of the entire interest of such Grantor, such Grantor ceases to be a member, partner or, as the case may be, other holder of such Pledged Stock.

Section 3.6 Instruments and Chattel Paper

As of the Closing Date, all of the Instruments and Tangible Chattel Paper with a value in excess of $1,000,000 of such Grantor are listed in Schedule 2 (Pledged Collateral, Instruments and Chattel Paper).

Section 3.7 Intellectual Property

(a) Schedule 5(a) (Intellectual Property) lists all registrations for and applications to register Material Intellectual Property and material unregistered trademarks owned by such Grantor on the date hereof.  Schedule 5(a) (Intellectual Property) also lists all license agreements pursuant to which Material Intellectual Property is licensed to such Grantor.

(b) Except as set forth on Schedule 5(b) (Intellectual Property Adjudged Invalid, Abandoned, etc.), all Material Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and the use thereof in the business of such Grantor does not infringe, misappropriate, dilute or violate the intellectual property rights of any other Person.

(c) Except as set forth in Schedule 5(c) (Intellectual Property Subject to Licensing or Franchise Agreements), none of the Material Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d) No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of, or such Grantor’s rights in, any Material Intellectual Property.

(e) Except as set forth in Schedule 5(d) (Intellectual Property Actions or Proceedings), no action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein is pending or, to the knowledge of such Grantor, threatened.  There are no claims, judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property.

Section 3.8 Deposit Accounts; Securities Accounts

The only Deposit Accounts or Securities Accounts maintained by any Grantor on the date hereof are those listed on Schedule 6 (Bank Accounts; Control Accounts), which sets forth such information separately for each Grantor.  The parties hereto acknowledge that Deposit Accounts listed on Schedule 6 (Bank Accounts; Control Accounts) and indicated as Excluded Property are Excluded Property.

Section 3.9 Commercial Tort Claims

The only Commercial Tort Claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 7 (Commercial Tort Claims), which sets forth such information separately for each Grantor.

ARTICLE IV

Covenants

Each Grantor agrees with the Administrative Agent to the following until all Secured Obligations are paid in full, unless the Requisite Lenders otherwise consent in writing:

Section 4.1 Generally

Such Grantor shall (a) not create or suffer to exist any Lien upon or with respect to any Collateral, except Liens permitted under Section 8.2 (Liens, Etc.) of the Credit Agreement, (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral, (c) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Collateral if such restriction would have a Material Adverse Effect and (d) promptly notify the Administrative Agent of its entry into any agreement or assumption of under-

taking that restricts the ability to sell, assign or transfer any Collateral regardless of whether or not it has a Material Adverse Effect.

Section 4.2 Maintenance of Perfected Security Interest; Further Documentation

(a) Such Grantor shall maintain the security interests created by this Agreement as security interests having at least the priority described in Section 3.2 (Perfection and Priority) and Section 2.2 (Grant of Security Interest in Collateral) and shall defend such security interests and such priority against the claims and demands of all Persons to the extent adverse to such Grantor’s ownership rights or otherwise inconsistent with this Agreement or the other Loan Documents; provided, however, that security interests that relate solely to Collateral the aggregate value of which has a Dollar Equivalent not exceeding $1,000,000 are deemed invalid or unenforceable, such invalidity or unenforceability may remain to the extent not constituting an Event of Default under Section 9.1(j)(Events of Default) of the Credit Agreement for the period specified therein.

(b) Such Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Administrative Agent.

(c) Subject to the limitations on visits set forth in Section 7.6 (Access) of the Credit Agreement, at any time and from time to time, upon the reasonable written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded or authorize the recording of, such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or any other Requirement of Law relating to registration of Liens over Intellectual Property or other personal property) in effect in any jurisdiction with respect to the security interests created hereby and the execution and delivery of Deposit Account Control Agreements and Securities Account Control Agreements.

Section 4.3 Changes in Locations, Name, Etc.

(a) Except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (i) all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to Schedule 4 (Location of Inventory and Equipment) showing (A) any additional locations at which Inventory or Equipment shall be kept or (B) any changes in any location where Inventory or Equipment shall be kept that would require the Administrative Agent to take any action to maintain perfected Requisite Priority Liens in such Collateral, such Grantor shall not do any of the following:

(i) permit any Inventory or Equipment (other than computers and communications equipment used by, and in the possession of employees) to be kept at a location other than those listed on Schedule 4 (Location of Inventory and Equipment), except for Inventory or Equipment in transit or absent for repair in the ordinary course of business; provided, however, that Inventory and Equipment having an aggregate Fair Market Value not to exceed $500,000.00 may be kept at other locations;

(ii) change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3 (Jurisdiction of Organization; Chief Executive Office); or

(iii) change its legal name or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed or other filing or registration made in connection with this Agreement would become misleading or otherwise ineffective.

(b) Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.  If requested by the Administrative Agent, the security interests of the Administrative Agent shall be noted on the certificate of title of each Vehicle.

Section 4.4 Pledged Collateral

(a) Such Grantor shall, within 30 days of the acquisition of a Subsidiary or creation of a new Subsidiary, (i) deliver to the Administrative Agent all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 1 (Form of Pledge Amendment), an acknowledgment and agreement to a Joinder Agreement duly executed by the Grantor, in substantially the form in the form of Annex 2 (Form of Joinder Agreement), or such other documentation acceptable to the Administrative Agent and (ii) maintain all other Pledged Collateral constituting Investment Property in a Control Account.  Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement.  The Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral.  The Administrative Agent shall have the right at any time upon the occurrence and during the continuance of any Event of Default, to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral with respect to the Pledged Collateral.  Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to perfected Requisite Priority Liens in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations.  If any such sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by such Grantor and not otherwise be subject to perfected Requisite Priority Liens in favor of the Administrative Agent, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.

(c) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would materially impair the Collateral, be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or, without prior notice to the Administrative Agent, enable or permit any issuer of Pledged Collateral to issue any Stock or other equity Securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Stock or other equity Securities of any nature of any issuer of Pledged Collateral.

(d) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property of such Grantor to any Person other than the Administrative Agent.

(e) In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it.  In the case of any Grantor that is a holder of any Stock or Stock Equivalent in any Person that is an issuer of Pledged Collateral, such Grantor consents to (i) the exercise of the rights granted to the Administrative Agent hereunder (including those described in Section 5.3 (Pledged Collateral)), and (ii) the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Stock in such Person and to the transfer of such Pledged Stock after the occurrence and during the continuance Event of Default to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class and, if the Grantor having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties.  Such Grantor agrees to execute and deliver to the Administrative Agent such certificates, agreements and other documents as may be reasonably necessary to evidence, formalize or otherwise give effect to the consents given in this clause (e).

(f) Such Grantor shall not, without the consent of the Administrative Agent (and to the extent required pursuant to Section 8.11 (Modifications of Constituent Documents) of the Credit Agreement, any Lender or Agent), agree to any amendment of any Constituent Document that in any way materially adversely affects the perfection of the security interests of the Administrative Agent in any Pledged Collateral pledged by any Grantor hereunder, including any amendment electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a “security” under Section 8-103 of the UCC, or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock.

Section 4.5 Accounts

(a) Such Grantor shall not, other than as permitted by the Credit Agreement consistent with its reasonable business judgment, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could materially adversely affect the value thereof.

(b) Subject to the limitations in Section 7.6 (Access) of the Credit Agreement, the Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith.  At any time and from time to time, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Ad-

ministrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, however, that unless a Default or Event of Default shall be continuing, the Administrative Agent shall request no more than one such report during any calendar year.

Section 4.6 Delivery of Instruments and Chattel Paper

If any amount in excess of $1,000,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Tangible Chattel Paper, such Grantor shall immediately deliver such Instrument or Tangible Chattel Paper to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark, or, to the extent permitted by such Instruments and Tangible Chattel Paper and applicable Requirements of Law, attach a valid allonge to, all such Instruments and Tangible Chattel Paper with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of Bank of America, N.A., as Administrative Agent” (which legend shall be modified to reflect successor Administrative Agents).

Section 4.7 Intellectual Property

(a) Such Grantor (either itself or through licensees) shall, in accordance with its reasonable business judgment, (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain perfected Requisite Priority Liens in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) intentionally do any act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any material respect.

(b) Such Grantor (either itself or through licensees) shall, in accordance with its reasonable business judgment, not intentionally do any act, or knowingly omit to do any act, whereby any Patent that is Material Intellectual Property may become forfeited, abandoned or dedicated to the public (except for Patents expiring at the end of their statutory terms).

(c) Such Grantor (either itself or through licensees) shall, in accordance with its reasonable business judgment, (i) not (and shall not permit any licensee or sublicensee thereof to) intentionally do any act or knowingly omit to do any act whereby any portion of the Copyrights that is Material Intellectual Property may become invalidated or otherwise impaired in any material respect and (ii) not (either itself or through licensees) intentionally do any act whereby any portion of the Copyrights that is Material Intellectual Property may fall into the public domain (except for Copyrights expiring at the end of their statutory terms).

(d) Such Grantor (either itself or through licensees) shall not intentionally do any act, or knowingly omit to do any act, whereby any trade secret that is Material Intellectual Property may become publicly available or otherwise unprotectable in any material respect.

(e) Such Grantor (either itself or through licensees) shall not intentionally do any act that knowingly uses any Material Intellectual Property to infringe, misappropriate, or violate the intellectual property rights of any other Person.

(f) Such Grantor shall notify the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any other Governmental Authority or any international agency or similar authority), regarding such Grantor’s ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(g) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, any similar Governmental Authority within or outside the United States or any international agency or similar authority or register any Internet domain name, such Grantor shall report such filing to the Administrative Agent within 10 Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in any Copyright, Patent, Trademark (other than Excluded Property) or Internet domain name and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(h) Such Grantor shall take all reasonable actions necessary or appropriate (in accordance with its reasonable business judgment) or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any similar Governmental Authority within or outside of the United States, any international agency and similar authority and any Internet domain name registrar, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

(i) In the event that any Material Intellectual Property is or has been infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof.  Such Grantor shall take appropriate action in accordance with its reasonable business judgment in response to such infringement, misappropriation of dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover all damages for such infringement, misappropriation of dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

(j) Unless otherwise agreed to by the Administrative Agent, such Grantor shall execute and deliver to the Administrative Agent for filing (i) in the United States Copyright Office, a short-form copyright security agreement in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement), (ii) in the United States Patent and Trademark Office and with the Secretary of State of all appropriate States of the United States, a short-form patent security agreement in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement), (iii) in the United States Patent and Trademark Office, a short-form trademark security agreement in form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement), and (iv) at the Administrative Agent’s request, a duly executed form of assignment of such Internet domain name to the Administrative Agent (together with appropriate supporting documentation as may be requested by the Administrative Agent) in form and substance reasonably acceptable to the Administrative Agent.  In the case of clause (iv) above, if requested by the Administrative Agent, such Grantor shall execute such form of assignment in blank and hereby authorizes the Administrative Agent, upon the occurrence or continuance of an Event of Default, to file such assignment in such Grantor’s name and to otherwise perform in the name of such Grantor all other necessary actions to complete such assignment, and each Grantor agrees to perform all appropriate actions deemed necessary by the Administrative Agent for the Administrative Agent to ensure such Internet domain name is registered in the name of the Administrative Agent.

Section 4.8 Vehicles

Upon the request of the Administrative Agent, within 30 days after the date of such request and, with respect to Vehicles acquired by such Grantor with an aggregate Fair Market Value in excess of $500,000 subsequent to the date of any such request, within 30 days after the date of acquisition thereof, such Grantor shall file all applications for certificates of title or ownership indicating the Administrative Agent’s Requisite Priority Liens in the Vehicle covered by such certificate and any other necessary documentation, in each office in each jurisdiction that the Administrative Agent shall deem advisable to perfect the Administrative Agent’s Requisite Priority Liens in the Vehicles.

Section 4.9 Payment of Obligations

Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all federal taxes and all material other taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

Section 4.10 Insurance

Such Grantor shall maintain, and cause to be maintained for each of its Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as in the reasonable business judgment of a Responsible Officer of the Parent is sufficient, appropriate and prudent for a business of the size and character of that of such Person, and such other insurance as may be reasonably requested by the Requisite Lenders, and, in any event, all insurance required by any Collateral Documents.

Section 4.11 Notice of Commercial Tort Claims

Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Grantor shall, promptly after a Responsible Officer gains knowledge of such acquisition, deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 7 (Commercial Tort Claims) containing a specific description of such Commercial Tort Claim, (ii) the provision of Section 2.1 (Collateral) shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, any certificate, agreement and other document, and take all other reasonable action, reasonably deemed by the Administrative Agent to be reasonably necessary or reasonably appropriate for the Administrative Agent to obtain perfected Requisite Priority Liens in all such Commercial Tort Claims.  Any supplement to Schedule 7 (Commercial Tort Claims)

delivered pursuant to this Section 4.11 (Notice of Commercial Tort Claims) shall, after the receipt thereof by the Administrative Agent, become part of Schedule 7 (Commercial Tort Claims) for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

ARTICLE V

Remedial Provisions

Section 5.1 Code and Other Remedies

During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other applicable Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

Section 5.2 Accounts and Payments in Respect of General Intangibles

(a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Administrative Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within five Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent, in an Approved Deposit Account or a Cash Collateral Account, subject to withdrawal by the Administrative Agent as pro-

vided in Section 5.4 (Proceeds Turned Over to the Administrative Agent).  Until so turned over or turned over, such payment shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At the Administrative Agent’s request, during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.

(c) The Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.

(d) The Administrative Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible and the Administrative Agent, to the extent permitted under applicable Requirements of Law, shall have given written notice to the relevant Grantor on, prior to or promptly after such exercise of the Administrative Agent’s intent to exercise its corresponding rights under this Section 5.2; provided, however, that the failure of the Administrative Agent to give notice shall not affect the rights of the Administrative Agent hereunder and shall not otherwise result in any liability for the Administrative Agent.

(e) Upon the request of the Administrative Agent at any time during the continuance of an Event of Default, and, to the extent permitted under applicable Requirements of Law, the Administrative Agent shall have given written notice to the relevant Grantor on, prior to or promptly after such exercise of the Administrative Agent’s intent to exercise its corresponding rights under this Section 5.2 (provided, however, that the failure to give notice shall not affect the rights of the Administrative Agent hereunder and shall not otherwise result in any liability for the Administrative Agent), each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent.  In addition, the Administrative Agent may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.

(f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, and neither the Administrative Agent nor any other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 5.3 Pledged Collateral

(a) During the continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any Proceeds of the Pledged Collateral and to make application thereof to the Obligations in the order set forth in the Credit Agreement and (ii) the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may reasonably determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall not have any duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent shall not be responsible for any failure to do so or delay in so doing.

(b) In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly provided hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Administrative Agent.

Section 5.4 [Reserved.]

Section 5.5 Registration Rights

(a) If the Administrative Agent shall determine to exercise its rights to sell any the Pledged Collateral pursuant to Section 5.1 (Code and Other Remedies), and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor shall cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold and (iii) make all amendments thereto or to the related prospectus that, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such issuer to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction that the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(c) Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives, to the fullest extent permitted by law, and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement or that the Secured Obligations have been paid in full or that such covenants have been fully performed.

Section 5.6 Deficiency

Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and out-of-pocket disbursements of any attorney employed by the Administrative Agent or any other Secured Party to collect such deficiency.

ARTICLE VI

The Administrative Agent

Section 6.1 Administrative Agent’s Appointment as Attorney-in-Fact

(a) Until such time as all Secured Obligations shall have been paid in full, each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Administrative Agent may request to evidence the Administrative Agent’s security interests in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies) or 5.5 (Registration Rights), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; or

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Administrative

Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this clause (a) to the contrary notwithstanding, the Administrative Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.2 Duty of Administrative Agent

The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent nor any other Secured Party, nor any of their respective officers, directors, employees or agents, shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.  The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct and the gross negligence, bad faith or willful misconduct of any of their own officers, directors, employees or agents.

Section 6.3 Authorization of Financing Statements

Each Grantor authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”, “all personal property of the debtor” or words of similar effect.  Each Grantor hereby also authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 6.4 Authority of Administrative Agent

Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by it or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the other Secured Parties it represents as collateral agent with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VII

Miscellaneous

Section 7.1 Amendments in Writing

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 (Amendments, Waivers, Etc.) of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 (Form of Pledge Amendment) and Annex 2 (Form of Joinder Agreement), respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.

Section 7.2 Notices

All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.8 (Notices, Etc.) of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 11.8.

Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies

Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 7.4 Successors and Assigns

This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, except pursuant to mergers, liquidations or dissolutions permitted pursuant to Section 8.7 (Restrictions on Fundamental Changes, Permitted Acquisitions) of the Credit Agreement.

Section 7.5 Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.

Section 7.6 Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.7 Section Headings

The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

Section 7.8 Entire Agreement

This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 7.9 Governing Law

This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.10 Additional Grantors

If, pursuant to Section 7.11 (Additional Collateral and Guaranties) of the Credit Agreement, the Borrower or the Parent shall be required to cause any Subsidiary of the Parent or any other Person that is not a Grantor to become a Grantor hereunder, such Subsidiary or other Person shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex 2 (Form of Joinder Agreement) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

Section 7.11 Release of Collateral

(a) At the time provided in clause (a)(i) of Section 10.10 (Collateral and Guaranty Matters) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  In accordance with Section 10.10 of the Credit Agreement, at the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) (i) If any Collateral shall be sold or disposed of by any Grantor in a transaction permitted by the Credit Agreement (other than to another Grantor), such Collateral shall be released from the Lien created hereby or (ii) in the event that all the capital stock of a Grantor shall be so sold or disposed, a Grantor shall be released from its obligations.  In each case, the Administrative Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents, including, without limitation, UCC termination statements, reasonably necessary or desirable for the release of the Lien created hereby on such Collateral or the release of the obligations of the Grantor, as the case may be; provided, however, that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days (or such later date as shall be acceptable to the Administrative Agent) prior to the date of the proposed release, a written request for release, together with a certification by the Borrower in form and substance satisfactory to the Administrative Agent stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and including any other information relating to such transaction as shall be reasonably requested by the Administrative Agent.

Section 7.12 Reinstatement

Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

Section 7.13 Termination

This Agreement (other than the reinstatement provisions of Section 7.12 (Reinstatement)) shall terminate (i) upon termination of the Commitments and payment in full in cash of all Secured Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Obligations and Secured Hedging Contract Obligations as to which arrangements satisfactory to the applicable Secured Party shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuers shall have been made).

[Signature Pages Follow]

In witness whereof, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

PRESTIGE BRANDS, INC.
as Grantor

By:	/s/ Peter J. Anderson
Name: Peter J. Anderson
Title: Chief Financial Officer

PRESTIGE BRANDS HOLDINGS, INC.
as Grantor

By:	/s/ Peter J. Anderson
Name: Peter J. Anderson
Title: Chief Financial Officer

Medtech Holdings, Inc.
MEDTECH PRODUCTS INC.
Prestige Services Corp.
Prestige Brands Holdings, Inc.
Prestige Brands International, Inc.
Prestige Personal Care, Inc.
Prestige Personal Care Holdings, Inc.
THE CUTEX COMPANY
THE DENOREX COMPANY
THE SPIC AND SPAN COMPANY
as Grantors

By:	/s/ Peter J. Anderson
Name: Peter J. Anderson
Title: Chief Financial Officer

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT FOR PRESTIGE'S CREDIT AGREEMENT]

Accepted and Agreed
as of the date first above written:

Bank of America, N.A.
as Administrative Agent

By:	/s/ Don B. Pinzon
Name: Don. B. Pinzon
Title: Vice President

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT FOR PRESTIGE'S CREDIT AGREEMENT]